UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

ELAUWIT CONNECTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42935	99-3101171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Alta Vista Drive, Suite 130, Columbia, South Carolina	29223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 558-3099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELWT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2025, Elauwit Connection, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, as representative of the underwriters (the “Representative”), for an underwritten public offering (the “Offering”) of 1,667,000 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The public offering price was $9.00 per Share and the underwriters agreed to purchase 1,667,000 shares of Common Stock at a 7.0% discount to the public offering price. The Company granted the Representative a 45-day option to purchase up to an additional 250,050 shares of Common Stock to cover over-allotments, if any. The gross proceeds from the Offering are approximately $15.0 million, or approximately $17.3 million if the Representative exercises in full its over-allotment option, before deducting underwriting discounts and commissions and other offering expenses. The Offering closed on November 6, 2025.

The Shares were issued pursuant to the Company’s registration statement on Form S-1 (File No. 333-289964) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 29, 2025, as amended, which became effective pursuant to Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), on November 2, 2025. A final prospectus relating to the Offering was filed with the Commission on November 4, 2025.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase a number of shares of Common Stock equal to 7% of the number of shares of Common Stock sold in the Offering (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $10.35 per share, are initially exercisable 6 months after the effective date of the Registration Statement and have a term of five years from the effective date of the Registration Statement. Pursuant to customary rules of the Financial Industry Regulatory Authority, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters for losses, expenses and damages arising out of or in connection with the Offering, including for liabilities under the Securities Act or contribute to payments the underwriters may be required to make with respect to these liabilities.

Pursuant to the Underwriting Agreement, subject to certain exceptions described in the registration statement, the Company, each director and executive officer of the Company and each of its 10% or greater shareholders have agreed, for a period of six months after the closing of the Offering, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative.

Pursuant to the Underwriting Agreement, for a period of 18 months after the closing of the Offering, the Representative and Maxim Group LLC will have a right of first refusal to act as underwriters and book runners, or placement agents or sales agents, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering.

The foregoing summaries of the Underwriting Agreement and the Representative’s Warrants do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibits 1.1 and 4.1, respectively, each incorporated herein by reference.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2025, stockholders holding a majority of the Company’s outstanding shares of Common Stock approved the Company’s 2025 Stock Incentive Plan (the “Plan”) by written consent. The Plan provides that employees and non-employee directors of the Company and its affiliates and other individuals who perform services for the Company or its affiliates are eligible to receive awards under the Plan in the form of options, restricted stock, restricted stock units and other stock-based awards. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Board”).

The Company initially reserved 700,000 shares for issuance under the Plan. The Plan provides for an annual increase in the number of shares of Common Stock available for issuance on January 1st of each year for a period of 10 years, in an amount equal to the lesser of (i) 5% of the total number of shares of Common Stock outstanding on December 31st of the prior calendar year, and (ii) the number of shares of Common Stock determined by the Board.

For purposes of counting shares of Common Stock against the maximum number of shares of Common Stock issuable under the Plan, awards granted in shares of Common Stock and other awards that may be exercised for, settled in or convertible into shares of Common Stock will be counted against the Plan reserve on the date of the grant, based on the maximum number of shares of Common Stock issuable pursuant to the awards. Shares of Common Stock related to awards issued under the Plan that are forfeited, canceled, expired or otherwise terminated without issuance will be added back to the reserve of shares available for issuance under the Plan.

The Plan includes an annual limitation on non-employee director awards. Under the Plan, for services as a non-employee director, the sum of (i) the grant date fair value of awards granted in any calendar year to any non-employee director and (ii) the amount that may be paid in that calendar year to any non-employee director, other than in shares of Common Stock, will not exceed $200,000. The Plan provides that no awards will be granted after the date that is 10 years from the date the Plan was last approved and adopted by the Company’s stockholders.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by the document attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

To the extent required by Item 5.07 of Form 8-K, the information contained in Item 5.02 of this Current Report is incorporated herein by reference.

Item 8.01	Other Events.

On November 5, 2025, in connection with the Offering described in Item 1.01, the Company’s Common Stock began trading on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “ELWT”.

The Company issued a press release on November 4, 2025 announcing the pricing of the Offering and the Nasdaq listing. The Company issued a press release on November 6, 2025 announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated November 4, 2025 between the Company and Craig-Hallum Capital Group LLC, as representative of the underwriters
4.1	Form of Representative’s Warrant dated November 6, 2025
10.1+	Elauwit Connection, Inc. 2025 Stock Incentive Plan
99.1	Pricing press release dated November 4, 2025
99.2	Closing press release dated November 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management contract or compensatory arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELAUWIT CONNECTION, INC.

Date: November 6, 2025	/s/ Barry Rubens
	Name:	Barry Rubens
	Title:	Chief Executive Officer